UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2011

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2011, Marina Biotech, Inc. (the “Company”) and BMR-3450 Monte Villa Parkway LLC (the “Landlord”), the successor-in-interest to Phase 3 Science Center LLC, entered into a Lease Termination Agreement (the “Termination Agreement”) regarding that certain Lease dated as of April 23, 2002 whereby the Company has leased certain premises from the Landlord at 3450 Monte Villa Parkway in Bothell, Washington (the “Premises”). In consideration for the Landlord agreeing to terminate the Lease prior to its natural expiration, the Company, upon execution of the Termination Agreement, issued a total of 7,800,000 shares of the common stock, par value $0.006 per share, of the Company (“Common Stock”), to two affiliates of the Landlord as follows: (i) to BioMed Realty, L.P. (“BioMed”), 6,686,373 shares of Common Stock (the “BioMed Shares”), and (b) to BioMed Realty Holdings, Inc. (“Holdings”), 1,113,627 shares of Common Stock (the “Holdings Shares” and, together with the BioMed Shares, the “Shares”), in each case at a settlement price equivalent to $0.23 per Share.

The Company issued the Shares to BioMed and to Holdings pursuant to two separate Stock Purchase Agreements, each dated as of September 27, 2011, that the Company entered into with each of BioMed and Holdings (the “Purchase Agreements”). Following the termination of the Lease, the Company will have no further obligations to the Landlord with respect to the Premises, including any obligation to pay any further rent, except for those provisions that, by their express terms, survive the expiration or earlier termination of the Lease.

Each Purchase Agreement provides that the Company shall file a resale registration statement on Form S-3 (or such other form as the Company may then be eligible to use to register the resale of the Shares) with respect to the Shares on or before February 1, 2012 (the “Initial Filing Deadline”), and shall use its continuing best efforts to cause such registration statement to become and remain effective for so long as BioMed and Holdings, as applicable, hold any Shares. In addition, each of BMR and Holdings agreed not to sell any of the Shares during the 135 day period beginning on September 27, 2011.

The foregoing summary is qualified in its entirety by reference to the text of the Termination Agreement and each Purchase Agreement, a copy of each of which is attached to this Current Report as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the transactions described in Item 1.01 above, the Company entered into the Purchase Agreements with each of BioMed and Holdings pursuant to which the Company issued an aggregate of 7,800,000 shares of Common Stock to BioMed and Holdings. The Shares were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

10.1	Lease Termination Agreement, dated as of September 27, 2011, by and between Marina Biotech, Inc. and BMR-3450 Monte Villa Parkway LLC.

10.2	Stock Purchase Agreement, dated as of September 27, 2011, by and between Marina Biotech, Inc. and BioMed Realty, L.P.

10.3	Stock Purchase Agreement, dated as of September 27, 2011, by and between Marina Biotech, Inc. and BioMed Realty Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

October 4, 2011	By:	/s/ J. Michael French
	Name:	J. Michael French
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Termination Agreement, dated as of September 27, 2011, by and between Marina Biotech, Inc. and BMR-3450 Monte Villa Parkway LLC.

10.2	Stock Purchase Agreement, dated as of September 27, 2011, by and between Marina Biotech, Inc. and BioMed Realty, L.P.

10.3	Stock Purchase Agreement, dated as of September 27, 2011, by and between Marina Biotech, Inc. and BioMed Realty Holdings, Inc.